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                                                                    EXHIBIT 10.8


                          PROMEDCO MANAGEMENT COMPANY
                               STOCK OPTION PLAN

1.       PURPOSE

         This Stock Option Plan (the "Plan") for ProMedCo Management Company (the "Company") is intended to advance the interests of the Company by providing certain directors and employees of the Company and its subsidiaries (the "Subsidiaries"), as well as certain physicians and physician extenders employed by the Company's affiliated physician groups (the "Physician Groups"), with additional incentive to promote the success of the Company, its Subsidiaries, and the Physician Groups, to increase their proprietary interest in the Company, and to encourage them to remain in the Company's employ or in the employ of its Subsidiaries or Physician Groups.

2.       ADMINISTRATION OF THE PLAN

         2.1 The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee shall consist of two or more members of the Board, each of whom shall be appointed by and shall serve at the pleasure of the Board. The Board shall have the sole continuing authority to appoint members of the Committee both in substitution for members previously appointed and to fill vacancies however caused. All members of the Committee shall be "Non-Employee Directors" as such term is defined in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended, or any successor provision. Each grant of options under the Plan shall be approved by the Board or the Committee.

         2.2 The Committee shall have the authority to grant (i) stock options that constitute incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "IRC") and (ii) stock options that do not constitute Incentive Stock Options within the meaning of Section 422 of the IRC ("Nonqualified Options"). Incentive Stock Options and Nonqualified Options are together referred to as "Options" herein.

         2.3 Subject to the provisions of this Plan, the Committee shall have plenary authority, in its discretion, to: (i) determine the employees and other persons (from the class of employees and other persons eligible under Section 4 to receive Options under this Plan) to whom Options shall be granted;
(ii) determine the time or times at which Options shall be granted; (iii) determine the type of Options granted and their terms; and (iv) interpret the Plan and to prescribe, amend, and rescind rules and regulations relating to it.

         2.4 The Committee shall hold its meetings at such times and places as it shall deem advisable. All actions of the Committee shall be taken by agreement of a majority of the whole Committee. Any action taken by the Committee through a written instrument signed by a majority of its members shall be as effective as though taken at a meeting duly called and held. The Committee may appoint a secretary to keep minutes





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of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.       SHARES OF STOCK SUBJECT TO THE PLAN

         The Committee shall have authority to grant Options under this Plan for the purchase of an aggregate of 2,100,000 shares of the Common Stock of the Company, no par value per share (the "Common Stock"). Of such shares of Common Stock, 100,000 are reserved for issuance to directors, 1,000,000 are reserved for issuance to employees, consultants, and advisors, and 1,000,000 are reserved for issuance to physicians and physician extenders. Such shares may be authorized but unissued shares of Common Stock, or shares of Common Stock that have been reacquired by the Company. In the event of a lapse, expiration, termination, or cancellation of any Option granted hereunder without the issuance of shares or payment of cash, the shares subject to or reserved for such Option may again be used to grant additional Options; provided, that in no event may the number of shares subject to Options issued hereunder exceed the total number of shares reserved for issuance. The Company shall reserve and keep available for issuance that number of shares of Common Stock equal to the number of shares of Common Stock subject to outstanding Options hereunder.

4.       PERSONS ELIGIBLE TO RECEIVE OPTIONS

         4.1 The persons who shall be eligible to receive Options granted hereunder shall be:

                 (i) directors and employees of the Company and/or its Subsidiaries; provided, however, that the persons who shall be eligible to receive options granted hereunder intended to be Incentive Stock Options shall be employees of the Company and/or its Subsidiaries, as that term is defined in Section 424 of the IRC; and provided, further, that no employee shall receive options to purchase Common Stock hereunder or under any plan of the Company or its Subsidiaries intended to be Incentive Stock Options to the extent that the stock subject to such options exercisable for the first time in any year has a Market Value (determined at the time the options are granted) in excess of $100,000;

                 (ii) physicians and physician extenders employed by Physician Groups who are selected by the Committee from time to time; and

                 (iii) consultants or advisors of the Company and/or its Subsidiaries.

5.       AWARDS OF OPTIONS TO NON-EMPLOYEE DIRECTORS

          Each newly elected Non-Employee Director of the Company shall be granted Nonqualified Options to purchase 5,000 shares of stock upon election to the Board at the 1997 annual meeting of stockholders. Thereafter, each newly elected or appointed

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Non-Employee Director shall be granted Nonqualified Options to purchase 5,000 shares of stock upon initial election or appointment to the Board. Following such initial election or appointment, Non-Employee Directors who continue to serve in such capacity shall be granted Nonqualified Options to purchase 2,000 shares of stock on an annual basis following the annual stockholders meeting. The exercise price per share of all such Nonqualified Options shall be the Market Value of the Common Stock on the date of grant, as defined in Section
7.2. All such Nonqualified Options shall become exercisable in five equal annual installments beginning on the first anniversary of the date of grant.

6.       OPTIONS

         6.1 Each option granted hereunder shall be evidenced by an Option Certificate that shall state the number of shares of stock to which it relates.

         6.2 Each Option Certificate shall contain such provisions as may be required by the terms hereof and such other provisions (including, without limitation, restrictions on the option and the Common Stock) as the Committee shall in its discretion impose. The Committee may vary the terms and provisions of individual Option Certificate on a case- by-case basis and shall not be required to make all Option Certificates uniform.

         6.3 At the time each option is granted under this Plan, the Committee shall determine whether such option is to be designated an Incentive Stock Option. Options designated Incentive Stock Options shall conform to those provisions of this Plan specifically applicable to Incentive Stock Options, including, without limitation, the minimum option price specified in
Section 7  and the maximum exercise period specified in Section 8.1.

7.       OPTION PRICE

         7.1 Other than the options issued to Non-Employee Directors described in Section 5 of this Plan, the option price of each option issued hereunder shall be determined by the Committee in its discretion at the time the option is granted, subject to the conditions of this Section 7. Options intended to be Incentive Stock Options shall have an option price per share equal to or greater than the Market Value of the Common Stock (as defined in Section 7.2) on the date such option is granted. If any option intended to be an Incentive Stock Option is granted to any employee holding stock possessing more than 10 percent of the total combined voting power of all classes of the capital stock of the Company, its parent (if any) or any of its Subsidiaries, the option price per share shall not be less than 110 percent of the Market Value of the Common Stock on the date the option is granted. Nonqualified Options shall have an option price per share not less than 85% of the Market Value of the Common Stock on the date such option is granted.

         7.2 For purposes of this Plan, the term "Market Value" shall mean the closing price of the Common Stock on the Nasdaq National Market or such other exchange upon which the Common Stock might later be traded, on the date specified.





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8.       TERMS AND EXERCISE OF OPTIONS

         8.1 Each option granted hereunder shall be exercisable only during a term commencing and ending (unless the option shall have terminated earlier under other provisions of this Plan) on dates to be fixed by the Committee, subject to the following further limitations:

                  (i) with respect to any option intended to be an Incentive Stock Option, the date fixed by the Committee as the end of the option term must be a date not more than 10 years from the date the option was granted;

                 (ii) subject to the provisions of Sections 9.3 and 9.4 hereof, any option intended to be an Incentive Stock Option may not be exercisable more than three months after the optionee ceases to be an employee of the Company or a Subsidiary; and

                 (iii) with respect to any option intended to be an Incentive Stock Option that is granted to a person possessing more than 10 percent of the total combined voting power of all classes of the capital stock of the Company, its parent (if any) or any of its Subsidiaries, the date fixed by the Committee as the end of the option term must be a date not more than five years from the date the option was granted.

The period of the option, once it is granted, may be reduced only as provided for in Section 9 in connection with the termination of employment, death, or disability of the optionee.

         8.2 In the event of a Change of Control of the Corporation, the Committee has the authority to cause all options granted hereunder to be vested in their entirety as of the date of such Change of Control.

For purposes of this Plan, a "Change of Control" occurs when (1) any Person or Group (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Founders (as hereinafter defined) or an entity the majority of the voting stock of which is owned or controlled by the Founders, becomes the "beneficial owner" (within the meaning of Rule 13d-3 and/or Rule 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that such Person has the right to acquire without condition, other than the passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of the outstanding voting stock of the Corporation; or (2) the Corporation consolidates with or merges into another Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into the Corporation pursuant to a transaction in which the outstanding voting stock of the Corporation is changed into or exchanged for cash, securities or other property, other than a transaction between the Corporation and (i) any subsidiary of the Corporation or (ii) any other entity





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owned or controlled by the Founders; or (3) individuals who at the beginning of any period of two consecutive calendar years constitute the Corporation's Board of Directors (together with any new directors whose election by such Board of directors or whose nomination for election by the Corporation's shareholders was approved by a vote of at least two- thirds of the members of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or resignation of such persons) to constitute a majority of the members of the Board of Directors then in office.

For purposes of this Plan, the "Founders" means each of Richard E. Ragsdale, E. Thomas Chaney and H. Wayne Posey, individually.

         8.3 The Committee shall have authority to grant options exercisable in whole or in part at any time during their term, or exercisable in cumulative or non-cumulative installments, as may be determined by the Committee, provided that any option that is intended to be an Incentive Stock Option shall meet the requirements of Sections 8.1 and 4.1 hereof.

         8.4 Unless otherwise provided herein or in the option agreement, an option may be exercised in whole or in part at any time during its term.
The Committee may, in its discretion, provide that an option may not be exercised in whole or in part for any period or periods of time specified in the option agreement. The Committee may, in its discretion, include in any option granted hereunder, a condition that the optionee shall agree to remain in the employ of, and to render services to, the Company and/or a Subsidiary(ies) for a specified period of time following the date the option is granted. No such agreement shall impose upon the Company or any Subsidiary any obligation to employ the optionee for any period of time.

         8.5     Options shall be exercised by delivering or mailing to the
Committee:

                  (i) a notice, in the form prescribed by the Committee, specifying the number of shares of Common Stock with respect to which the option is exercised;

                 (ii) a certified bank check or money order payable to the Company, or shares of Common Stock, or any combination thereof, for the full option price in the case of Incentive Stock Options, and in an amount equal to the full option price plus any withholding tax required by law as determined by the Committee in the case of Nonqualified Options; and

                 (iii) if the shares are to be issued pursuant to the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) or any successor section of such Act, an "investment letter" in such form as may be dictated by the Committee.





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Shares of Common Stock delivered in full or partial payment of the option price shall be applied to the option price at their Market Value on the date received by the Committee. Any withholding tax required in connection with the exercise of Nonqualified Options must be paid by certified bank check or money order payable to the Company.

         8.6 Upon receipt of such notice (and investment letter if applicable) and upon payment of the option price (and taxes if applicable), the Company shall promptly deliver to the optionee a certificate or certificates for the number of shares of Common Stock in respect of which the option was exercised, without charge to the optionee for issue or transfer tax. The stock certificate(s) may, at the request of the optionee, be issued in the name of such optionee and the name of another person as joint tenants with the right of survivorship, provided that any restrictions on such stock shall apply with equal force to such joint tenant. In the event that such shares are not registered under the Securities Act, such certificates shall bear the following legend:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED AND MAY NOT BE TRANSFERRED WITHOUT AN OPINION OF COUNSEL THAT SUCH TRANSFER MAY BE LAWFULLY EFFECTED IN THE ABSENCE OF SUCH REGISTRATION."

         8.7 No optionee or legal representative, legatee, or distributee of such optionee, will be, or will be deemed to be, a holder of any shares of Common Stock subject to an option unless and until certificates for such shares are issued to such person under the terms of this Plan. No adjustment shall be made for dividends or other rights the record date of which is prior to the date such stock certificate is issued.

         8.8 The Committee may, in its discretion, provide in the option agreement that the optionee may elect either of the following settlement methods as an alternative to payment in full of the option price for the number of shares of Common Stock in respect of which an option is exercised:

                  (i) the right to receive from the Company cash in an amount equal to the excess of the Market Value of one share of Common Stock on the date of exercise over the option price times the number of shares with respect to which the option is exercised; or

                 (ii) the right to receive from the Company that number of whole shares of Common Stock having an aggregate Market Value on the date of exercise not greater than the cash amount calculated under subsection (i) of this Section 8.8.

         8.9 The exercise of an option in any manner, including an exercise involving an election of an alternative settlement method with respect to an option, shall result in a decrease in the number of shares of Common Stock that thereafter may be available under the Plan by the number of shares as to which the option is exercised.





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         8.10    To the extent that the exercise of options by one of the
alternative settlement methods provided for in Section 8.8 results in compensation income to the optionee, the Company will withhold from the amount due to the optionee any amount required for federal, state, and local taxes.
If the settlement method set forth in subsection (ii) of Section 8.8 is selected and results in compensation income to the optionee, the optionee shall deliver to the Company a certified bank check or money order payable to the Company in an amount equal to any withholding tax required by law.

         8.11 All options granted under this Plan shall be non-transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the IRC or the rules thereunder, and options may be exercised during the lifetime of the optionee only by the person to whom the option was granted. Except as permitted by the preceding sentence, no option granted under this Plan or any of the rights and privileges thereby conferred shall be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and no such option, right, or privilege shall be subject to execution, attachment, or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate, or otherwise dispose of the option or of any right or privilege conferred thereby contrary to the provisions hereof, or upon the levy or any attachment or similar process upon such option, right, or privilege, the option and such rights and privileges shall immediately become null and void.

9.       EFFECT OF TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY ON OPTIONS

         9.1 If an optionee is an employee and ceases to be employed by the Company or a Subsidiary for any reason other than death, retirement on or after his Retirement Date (as defined in Section 9.2), or disability (as defined in Section 9.4), any options granted to such optionee hereunder to the extent not previously exercised shall be deemed canceled and terminated as of the date 90 days following the date such employment is terminated; provided, however, that the Committee may, subject to section 8.1(ii) hereof, extend the period of time during which options the optionee is entitled to exercise as of the date of termination may be exercised if, in its opinion, circumstances warrant such an extension. The transfer of an optionee from the employ of the Company to a Subsidiary or visa versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment for purposes of this Section
9. The Committee shall determine in each case whether, in accordance with applicable laws, a leave of absence shall constitute a termination of employment.

         9.2 If an optionee is an employee and ceases to be employed by the Company or a Subsidiary by reason of the optionee's retirement on or after his Retirement Date, such optionee shall have the right, at any time within three months after the date such employment is terminated, to exercise any options held by him to the extent that he was entitled to exercise the options on the date of cessation of employment, but in no event shall any option be exercisable more than ten years from the date it was granted. For purposes of this Plan, the term "Retirement Date" shall mean the earlier of the date of such employee's 65th birthday, the date of such employee's 60th birthday after 30 years





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of employment by the Company or a Subsidiary, or any date an employee is otherwise entitled to retire under the Company's retirement plans (if any).

         9.3 Unless otherwise provided in the option agreement, if an optionee who is an employee should die while employed by the Company or a Subsidiary, or should die within three months after retirement on or after his Retirement Date, then, until the expiration of one year from the date of the optionee's death or the earlier termination of the term of the option, any options granted to the deceased optionee and not exercised by him prior to his death shall, to the extent exercisable by the optionee on the date of his death, be exercisable by his estate or by any person who acquired such options by bequest or inheritance from the optionee. Such exercise shall be subject to all applicable conditions and restrictions prescribed in this Plan or in the option agreement.

         9.4 If an optionee ceases to be employed by the Company or a Subsidiary by reason of the optionee's disability, such optionee shall have the right to exercise all options held by him, to the extent not previously expired or exercised, at any time within one year after such termination of employment due to a disability. For purposes of this Section 9.4, the term "disability" shall be defined in the same manner that it is defined in the Company's long term disability plan at the applicable time, if any. In the event the Company has no long term disability plan, the Optionee shall be deemed to be disabled if he or she is eligible for and is receiving total and permanent disability benefits under Section 223 of the Social Security Act, as amended, or any similar or subsequent section or act of like intent or purpose.

10.      ADJUSTMENTS TO SHARES SUBJECT TO THE PLAN

         10.1 In the event that additional shares of the capital stock of the Company are issued pursuant to a stock split or stock dividend, the number of shares of Common Stock then covered by each outstanding Option granted hereunder shall be increased proportionately (and, in the case of options, the option price shall be reduced proportionately) and the number of shares of Common Stock reserved for purposes of this Plan shall be increased proportionately.

         10.2 In the event that the shares of Common Stock of the Company from time to time issued and outstanding are reduced by a combination of shares, the number of shares of Common Stock then covered by each outstanding Option granted hereunder shall be reduced proportionately (and, in the case of options, the option price shall be increased proportionately) and the number of shares of Common Stock reserved for purposes of this Plan shall be reduced proportionately.

         10.3 In the event that the Company transfers assets to another corporation and distributes the stock of such other corporation without the surrender of Common Stock of the Company, and if such distribution is not taxable as a dividend and no gain or loss is recognized by reason of Section 355 of the IRC or some similar section, then the price per share of the shares covered by each outstanding option shall be reduced by an amount that bears the same ratio to the option price per share then in effect as the market





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value of the stock distributed in respect of a share of the Common Stock of the
Company immediately following the distribution bears to the aggregate market value at such time of a share of the Common Stock of the Company and the stock distributed in respect thereof.

         10.4 In the event of a merger or consolidation in which the Company is not the surviving corporation, or other reorganization, recapitalization, or exchange which results in substantially all the shares of the capital stock of the Company being exchanged for or converted into cash or other property, or upon the dissolution or liquidation of the Company, the Company shall have the right to terminate this Plan, in which case the options shall, to the extent exercisable upon the date of such termination, become the right to receive such cash or property net of the exercise price of the options. If the Company shall be the surviving corporation in any merger or consolidation, any option issued hereunder shall pertain, apply and relate to the securities or other property to which a holder of the number of shares of Common Stock subject to the option would have been entitled after the merger or consolidation.

         10.5 All adjustments pursuant to this Section 10 shall be made by the Committee, whose determination upon the same shall be final and binding upon the Option holders; provided, however, that each option granted hereunder that is intended to be an Incentive Stock Option shall be adjusted so as to continue to qualify as an Incentive Stock Option. No fractional shares shall be issued, and any fractional interests resulting from computation pursuant to this Section 10 shall be paid in cash. No adjustment shall be made for (i) the declaration of cash dividends, (ii) the issuance of Options hereunder or under any of the Company's other incentive stock or option plans, or (iii) the issuance of rights to subscribe for additional shares of Common Stock at the Market Value thereof (or other securities at the fair market value thereof as determined by the Committee in good faith).

11.      LISTING AND REGISTRATION OF SHARES SUBJECT TO OPTIONS

         Each option issued hereunder shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares subject to the options upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the issuance or purchase of shares thereunder, such option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

12.      APPLICATION OF FUNDS.

         The proceeds received by the Company from the sale of shares pursuant to options shall be used for general corporate purposes.





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13.      TERMINATION OF THE PLAN

         This Plan may be abandoned or terminated at any time by the Board except with respect to any Options then outstanding under the Plan. No Option shall be granted hereunder after 10 years from the effective date of this Plan.

14.      AMENDMENT OF THE PLAN

         The Board may at any time and from time to time modify and amend the terms of this Plan in any respect, with the exception of Section 5 of this Plan which may not be amended more than once every six months, other than to comport with changes in the IRC, the Employee Retirement Income Security Act, or the rules thereunder; provided, however, that the Board shall seek stockholder approval of the amendment to the extent such approval is required by (i) state or federal law; (ii) Section 16 of the Exchange Act, to the extent that Options may be granted hereunder to persons who are required to file reports under
Section 16; (iii) the Nasdaq Stock Market rules or regulations or the rules or regulations of such other exchange upon which the Common Stock might later be traded; or (iv) the IRC, to the extent that Incentive Stock Options may be granted hereunder. No modification or amendment of this Plan shall adversely affect any right acquired by any Option holder under the terms of an Option award granted before the date of such modification or amendment, without the consent of the Option holder.

15.      EFFECTIVE DATE OF THE PLAN

         This Plan became effective on the later of the date of its adoption by the Board or its approval by the Shareholders.





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